FORM OF PLEDGE AGREEMENT

dated as of September 30, 2007

by and among

THOMAS WEISEL PARTNERS GROUP, INC.,
TWP HOLDINGS COMPANY (CANADA), ULC
TWP ACQUISITION COMPANY (CANADA), INC.,

and

THE INDIVIDUAL NAMED HEREIN

PLEDGE AGREEMENT

PLEDGE AGREEMENT, dated as of September 30, 2007 (this “Agreement”), by and among Thomas Weisel Partners Group, Inc., a Delaware corporation (“TWPG Inc.”), on its behalf and on behalf of its subsidiaries and affiliates (collectively with TWPG Inc., and its and their predecessors and successors, the “Firm”), TWP Holdings Company (Canada), ULC, an unlimited liability company organized under the laws of the Province of Nova Scotia and a wholly-owned subsidiary of Parent (“CallRightCo”), TWP Acquisition Company (Canada), Inc., a corporation organized under the Ontario Business Corporations Act and a wholly-owned subsidiary of CallRightCo (“Canadian Sub”, and together with TWPG Inc. and CallRightCo, the “TWPG Pledgees”) and the individual whose name appears at the end of this Agreement (“Pledgor”).

RECITALS

WHEREAS, in connection with Pledgor’s participation in the Arrangement Agreement (the “Arrangement Agreement”), dated as of September 30, 2007, by and among TWPG Inc., Canadian Sub, Westwind Capital Corporation, a corporation organized under the Ontario Business Corporations Act and Lionel Conacher, as Shareholders’ Representative, Pledgor, along with other persons party thereto, and TWPG Inc. have entered into a Westwind Capital Corporation Shareholders’ Equity Agreement (the “Westwind Shareholders’ Equity Agreement”), dated as of the date hereof, in respect of, inter alia, Pledgor’s obligations (the “Obligations”) to keep information concerning the Firm confidential, not to engage in competitive activities, not to solicit the Firm’s clients or employees, and to cooperate with the Firm in maintaining certain relationships following the termination of Pledgor’s employment. In addition, Pledgor has agreed under the Westwind Shareholders’ Equity Agreement to certain provisions regarding arbitration, choice of law and choice of forum, injunctive relief and submission to jurisdiction with respect to the enforcement of the Obligations.

WHEREAS, pursuant to the Westwind Shareholders’ Equity Agreement, Pledgor has agreed to pay a certain amount of liquidated damages (the “Liquidated Damages”), in the form of forfeiture of certain shares of the TWPG Common Stock and/or Exchangeable Shares (as defined below) received by Pledgor pursuant to the Arrangement Agreement, to TWPG Inc. in respect of any breach by Pledgor of certain of the Obligations set forth in the Westwind Shareholders’ Equity Agreement. As security for the timely payment of the Liquidated Damages, Pledgor has agreed to pledge to the Firm certain shares (the “Pledged Shares”) comprised of (i) shares of common stock, par value $0.01 per share, of TWPG Inc. (the “TWPG Common Stock”) and/or (ii) non-voting exchangeable shares in the capital stock of Canadian Sub (the “Exchangeable Shares”), or other collateral described below, all as set forth herein.

WHEREAS, pursuant to, and subject to the limitations set forth in Article IX of, the Arrangement Agreement, Pledgor may be required to indemnify the Parent Indemnified Parties for certain Acquiror Losses (as defined in the Arrangement Agreement) (such Acquiror Losses for which Pledgor is required to indemnify the Parent Indemnified Parties under the Arrangement Agreement, the “Applicable Acquiror Losses”).

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PLEDGE

Section 1.01 Pledged Securities.

(a) Unless otherwise requested by Pledgor pursuant to the last sentence of Section 1.01(b), as collateral security for the full and timely payment of Liquidated Damages and the satisfaction of claims in respect of Applicable Acquiror Losses under the Arrangement Agreement, Pledgor hereby delivers, deposits, pledges, transfers and assigns to TWPG Inc., in form transferable by delivery, and creates for the benefit of TWPG Inc. a perfected first priority security interest in, the Pledged Shares with a Fair Market Value (as defined in Section 1.01(d)) on the date hereof equal to the amount of the Liquidated Damages (and all certificates or other instruments or documents evidencing the Pledged Shares) and, except as set forth in Section 1.02(a), all proceeds thereof (together with any securities or property to be delivered to TWPG Inc. pursuant to Section 1.02(b) and, upon substitution or delivery in accordance with Section 1.01(b), any Substitute Collateral (as defined in Section 1.01(b)), the “Pledged Securities”). Pledgor herewith delivers to TWPG Inc. appropriate undated security transfer powers duly executed in blank (or other documents deemed necessary or appropriate by TWPG Inc. to give TWPG Inc. control (as defined in the Uniform Commercial Code of the State of New York (the “UCC”))) (such transfer powers and other appropriate documents, the “Control Documents”) in respect of the Pledged Securities, and will deliver the Control Documents for all Pledged Securities to be pledged hereunder from time to time.

(b) During the term of this Agreement, Pledgor may substitute for the Pledged Securities readily marketable direct obligations of the United States, any agency thereof, or any triple-A rated sovereign, shares of TWPG Common Stock, Exchangeable Shares or other collateral acceptable to the Board of Directors of TWPG Inc. in its reasonable discretion (collateral other than the Pledged Shares, the “Substitute Collateral”) with a Fair Market Value on the date of substitution equal to or greater than the Fair Market Value on such date of the Pledged Securities to be released in exchange therefor. Upon such substitution, the Pledged Securities replaced by such Substitute Collateral shall be released from the pledge hereunder.

(c) This Agreement shall not prohibit Pledgor from (i) disposing of the Pledged Securities if Pledgor is not prohibited from doing so by the terms of the Westwind Shareholders’ Equity Agreement, any other written agreement with TWPG Inc. or the Firm, or any law or regulation or Firm policy (collectively, the “Restrictions”), or (ii) in the case of Pledged Shares that are Exchangeable Shares, exercising Pledgor’s rights to receive shares of TWPG Common Stock in exchange therefor; provided, that such disposition or exchange shall be made expressly subject to all of TWPG Inc.’s rights hereunder, that the provisions of this Agreement shall (as described in Section 1.01(a)) apply to all proceeds of such disposition or exchange, and that such disposition or exchange shall be permitted only if TWPG Inc., acting reasonably, shall have determined that such disposition or exchange will not result in the loss for any period by TWPG Inc. of the perfection of its first priority security interest in such proceeds or Pledgor has otherwise taken such steps as may be reasonably required by TWPG Inc. to ensure the continued perfection of the pledge hereunder; provided, further, that in the case of any disposition referred to in (i) above, the proceeds thereof are cash, the Substitute Collateral, Tender or Exchange Offer Consideration or a combination thereof, with an aggregate Fair Market Value on the date of such disposition equal to or greater than the Fair Market Value on such date of the Pledged Securities so disposed of. Pledgor shall give TWPG Inc. prior written notice of any proposed transaction under clause (i) of this Section 1.01(c). For purposes of this Agreement, “Tender or Exchange Offer Consideration” means the consideration issuable for the Pledged Securities pursuant to any tender or exchange offer in which Pledgor is not prohibited from participating by the Restrictions.

(d) For purposes of this Agreement, the “Fair Market Value” of any Pledged Security means, as of any date (1) in the case of a Pledged Security that is a share of TWPG Common Stock or an Exchangeable Share, the average of the daily closing prices for a share of TWPG Common Stock on the principal securities exchange or market on which the TWPG Common Stock is traded for the 10 consecutive business days before the date in question (the “Average Closing Price”); provided, however, that in connection with any taking of ownership by TWPG Inc. of the Pledged Securities under Section 1.03 hereof, the Average Closing Price shall be determined as the average of the daily closing prices for a share of TWPG Common Stock on the principal securities exchange or market on which the TWPG Common Stock is traded for the 10 consecutive business days before the date the Enforcement Notice (as hereafter defined) was given, and (2) otherwise, the fair market value thereof as determined in good faith by TWPG Inc. Any good faith determination by TWPG Inc. of the Fair Market Value of any Pledged Security will be binding on Pledgor.

Section 1.02 Administration of Security. The following provisions shall govern the administration of Pledged Securities:

(a) So long as no Payment Event (as defined below) has occurred and is continuing, Pledgor shall (i) (subject to any restrictions imposed under the Westwind Shareholders’ Equity Agreement) be entitled to vote Pledged Securities and to exercise all of Pledgor’s rights under the Westwind Shareholders’ Equity Agreement, the Arrangement Agreement and, if applicable, the Voting and Exchange Trust Agreement (as defined in the Arrangement Agreement), in respect of the Pledged Shares, (ii) to receive and retain all regular quarterly cash dividends and distributions and, except as set forth in Section 1.02(b) below, other dividends and distributions thereon and to give consents, waivers and ratifications in respect thereof, and (iii) to exercise any retraction or other similar exchange rights in respect of any Pledged Shares that are Exchangeable Shares. As used herein, a “Payment Event” shall mean (x) the failure by Pledgor to make any payment of the Liquidated Damages upon demand by TWPG Inc. therefor as provided in the Westwind Shareholders’ Equity Agreement (an “Equity Payment Event”) or (y) an Arrangement Indemnification Event (as defined in the Arrangement Agreement) (an “Indemnity Payment Event”).

(b) If Pledgor becomes entitled to receive, or receives, any certificate representing the Pledged Securities (or other security that may succeed the Pledged Securities or, in the case of Exchangeable Shares, any shares of TWPG Common Stock received in respect of such Exchangeable Shares) in respect of any stock split, reverse stock split, spinoff, splitup, merger or other combination, exchange in connection with any reclassification, increase or reduction of capital, in each case, with respect to the Pledged Securities or, in the case of Pledged Securities that are Exchangeable Shares, in connection with any redemption, liquidation, call, retraction or similar event, Pledgor agrees to accept the same as TWPG Inc.’s agent and to hold the same in trust on behalf of and for the benefit of TWPG Inc. and to deliver the same forthwith to TWPG Inc. in the exact form received, with the endorsement of Pledgor when deemed necessary or appropriate by TWPG Inc. of undated security transfer powers duly executed in blank, to be held by TWPG Inc., subject to the terms of this Agreement, as additional collateral security for the Liquidated Damages and Pledgor’s obligations in the event of an Arrangement Indemnification Event.

(c) Pledgor hereby agrees that TWPG Inc. is authorized to hold the Pledged Securities through one or more custodians. TWPG Inc. and its agents (and its and their assigns) shall have no obligation in respect of the Pledged Securities, except to hold and dispose of the same in accordance with the terms of this Agreement. In the event that Pledgor substitutes cash for the Pledged Securities as provided in Section 1.01(b) or 1.01(c), TWPG Inc. shall determine in its sole discretion the manner in which such cash shall be invested during the term of this Agreement.

(d) Pledgor agrees with TWPG Inc. that until the release of the Pledged Securities from the pledge hereunder in accordance with Section 1.02(e): (i) Pledgor will not, and will not purport to, grant or suffer liens or encumbrances against (excluding for such purpose the Westwind Shareholders’ Equity Agreement), or except as provided in Section 1.01(c), sell, transfer or dispose of, any Pledged Securities other than to or in favor of TWPG Inc.; (ii) TWPG Inc. is authorized, at any time and from time to time, to file financing statements and give notice to third parties regarding the Pledged Securities without Pledgor’s signature to the extent permitted by applicable law and, upon the occurrence of a Payment Event, (x) to transfer all or any part of the Pledged Securities to the applicable TWPG Pledgee’s name or that of their respective nominees, and, (y) subject to the provisions of Section 1.02(a), exercise all rights as if the absolute owner thereof; and (iii) Pledgor has provided TWPG Inc. with Pledgor’s true legal name and principal residence, and Pledgor will not change Pledgor’s name without 30 days’ prior written notice to TWPG Inc.

(e) Subject to the earlier disposition and application of the Pledged Securities pursuant to this Agreement following a Payment Event, the Pledged Securities shall be released from the pledge hereunder, and the lien hereby created in such Pledged Securities shall simultaneously be released, upon the earliest to occur of (i) Pledgor’s death, (ii) the expiration of the applicable Post-Termination Non-Compete and Non-Solicit Period (as defined in the Westwind Shareholders’ Equity Agreement), (iii) payment in cash or other satisfaction by Pledgor of all Liquidated Damages, or (iv) February 7, 2011, and all remaining Pledged Securities shall be thereupon released from the pledge hereunder and this Agreement shall terminate. Notwithstanding the foregoing, (i) no Pledged Securities shall be released from the pledge hereunder until the General Termination Date (as defined in the Arrangement Agreement) and (ii) no Pledged Securities shall be released from the pledge hereunder pursuant to this Section 1.02(e), if there are one or more pending disputes between Pledgor (or the Shareholders’ Representative) and TWPG Inc. as to the occurrence of a Payment Event or as to the right of TWPG Inc. or the Firm to exercise its remedies against Pledgor under this Agreement, the Westwind Shareholders’ Equity Agreement or Article IX of the Arrangement Agreement, including realization against the Pledged Securities in accordance with Section 1.03 hereof, and this Agreement shall not terminate until the resolution of all such disputes.

(f) TWPG Inc. shall immediately upon request by Pledgor execute and deliver to Pledgor such instruments, deeds, transfers, assurances and agreements, in form and substance as Pledgor shall reasonably request, including the withdrawal or termination of any financing statements and amendments thereto, or the filing, withdrawal, termination or amendment of any other document required under applicable law to evidence the termination of the security interest created hereunder with respect to any securities that are released from the pledge hereunder in accordance with the provisions of this Agreement.

Section 1.03 Remedies in Case of a Payment Event. If a Payment Event has occurred and is continuing, TWPG Inc. shall have the rights and remedies of a secured party under Article 9 of the UCC. To the extent required and permitted by applicable law, TWPG Inc. will give Pledgor notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Pledged Securities is to be made, by sending notice at least three days before the time of sale or disposition, which Pledgor hereby agrees is reasonable. TWPG Inc. need not give such notice if not required by the UCC. Pledgor acknowledges the possibility that the public sale of some or all Pledged Securities by a TWPG Pledgee may not be made without a then existing and effective registration statement under the Securities Act of 1933, as amended. Pledgor acknowledges and agrees with the TWPG Pledgees that this Agreement does not impose an affirmative obligation on the TWPG Pledgees to prepare or keep effective any such registration statement and agrees that at any private sale the Pledged Securities may be sold at a price that is less than the price which might have been obtained at a public sale or that is less than the aggregate outstanding amount of the Liquidated Damages or Applicable Acquiror Losses. For so long as the Pledged Securities consist of securities of a type customarily sold in a recognized market or which are the subject of widely distributed standard price quotations, TWPG Inc. may, as its remedy hereunder upon the occurrence of an Equity Payment Event and TWPG Inc., CallRightCo or Canadian Sub, as the case may be, as its remedy hereunder upon the occurrence of an Indemnity Payment Event, take ownership of such number of the Pledged Securities as are necessary (based upon the Fair Market Value thereof) to satisfy the then unpaid portion of the Liquidated Damages or Applicable Acquiror Losses (without payment of any cash consideration) by giving written notice to Pledgor (the “Enforcement Notice”), it being understood that in the case of an Indemnity Payment Event, (x) to the extent such Pledged Securities constitute TWPG Common Stock, TWPG Inc. shall take ownership of the applicable number of Pledged Securities, (y) to the extent such Pledged Securities constitute Exchangeable Shares, CallRightCo shall take ownership of the applicable number of Pledged Securities and (z) to the extent such Pledged Securities constitute cash or other property, Canadian Sub shall take ownership of the applicable number or amount of such Pledged Securities. Effective upon the giving of the Enforcement Notice, and without further action on the part of the parties to this Agreement, the applicable TWPG Pledgee shall be deemed to have (1) taken ownership and disposed of the lesser of (A) all Pledged Securities or (B) such whole number of the Pledged Securities as has a Fair Market Value at least equal to the then unpaid Liquidated Damages or Applicable Acquiror Losses, as the case may be; and (2) received proceeds in the amount of the Fair Market Value of such Pledged Securities and applied such proceeds to the payment of any then unpaid Liquidated Damages or Applicable Acquiror Losses, as the case may be. Any excess net proceeds from the deemed sale of such Pledged Securities will continue to be held as the Pledged Securities under this Agreement until returned in accordance with Section 1.02(e). Subject to Article IX of the Arrangement Agreement and Section 3.08 of the Westwind Shareholders’ Equity Agreement, nothing in this Agreement, however, shall require the Firm to take ownership of the Pledged Securities in accordance with this Section 1.03 in order to satisfy Pledgor’s obligation to pay the Liquidated Damages or Applicable Acquiror Losses, as the case may be. For greater certainty, any sale or other disposition of Pledged Securities by TWPG Inc. in the event of an Equity Payment Event permitted under this Section 1.03 may include a sale or other disposition of such Pledged Securities to CallRightCo at a price that is equal to the Fair Market Value of such Pledged Securities at the time of such sale or other disposition. At any time Pledged Securities consisting of Exchangeable Shares or any other property that is “taxable Canadian property” that is not “excluded property” (each within the meaning assigned by the Income Tax Act (Canada)) are sold or otherwise disposed of under the terms of any provision of this Agreement at a time when the Pledgor is a non-resident of Canada for Canadian income tax purposes the Pledgor must provide to the applicable TWPG Pledgee a certificate issued under subsection 116(2) or 116(4) of the Income Tax Act (Canada). Pledgor acknowledges and covenants that Pledgor will comply with the provisions of section 116 of the Income Tax Act (Canada) and will indemnify the applicable TWPG Pledgee for any and all liability arising from the timely compliance by the applicable TWPG Pledgee with its obligations under section 116 of the Income Tax Act (Canada), provided that the applicable TWPG Pledgee has provided to such non-resident Pledgor notice of such disposition of Exchangeable Shares or any other property that is a “taxable Canadian property” that is not an “excluded property” to the applicable TWPG Pledgee not later than 5 days after the date of such disposition.

Section 1.04 Pledgor’s Obligations Not Affected. Except as provided in Section 2.06, the obligations of Pledgor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by (a) any subordination, amendment or modification of or addition or supplement to this Agreement, the Westwind Shareholders’ Equity Agreement, the Arrangement Agreement or any assignment or transfer thereof; (b) any waiver, consent, extension, indulgence or other action or inaction in respect of this Agreement, the Westwind Shareholders’ Equity Agreement, the Arrangement Agreement or any assignment or transfer of any thereof; (c) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like, of a TWPG Pledgee, whether or not Pledgor shall have notice or knowledge of any of the foregoing; or (d) any substitution of collateral pursuant to Sections 1.01(b) or 1.01(c). No failure or delay by a TWPG Pledgee in taking any action or exercising any right, remedy, power or privilege under or in respect of this Agreement, the Westwind Shareholders Equity Agreement or the Arrangement Agreement will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

ARTICLE II

GENERAL

Section 2.01 Attorneys-in-Fact. Each of TWPG Inc. (in the case of an Equity Payment Event or Indemnity Payment Event to the extent the applicable Pledged Securities constitute TWPG Common Stock), CallRightCo (in the case of an Indemnity Payment Event to the extent the applicable Pledged Securities constitute Exchangeable Shares) and Canadian Sub (in the case of an Indemnity Payment Event to the extent the applicable Pledged Securities constitute cash or other property (other than TWPG Common Stock or Exchangeable Shares), the Chief Administrative Officer of TWPG Inc. and the General Counsel of TWPG Inc. from time to time, following the occurrence of a Payment Event acting separately, are hereby appointed the attorneys-in-fact of Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the applicable TWPG Pledgee reasonably may deem necessary or advisable to accomplish the purposes hereof, which appointments as attorneys-in-fact are irrevocable as ones coupled with an interest.

Section 2.02 Termination. Upon the earliest to occur of the events set forth in Section 1.02(e) hereof, this Agreement shall terminate and TWPG Inc. shall return to Pledgor the remaining Pledged Securities, except as otherwise provided in such Section.

Section 2.03 Notices. All notices or other communications required or permitted to be given hereunder shall be delivered as provided in the Westwind Shareholders’ Equity Agreement.

Section 2.04 No Third Party Beneficiaries. Except as expressly provided herein, this Agreement shall not confer on any person other than the Firm and Pledgor any rights or remedies hereunder.

Section 2.05 Entire Agreement. This Agreement and the other Transaction Agreements (as defined in the Arrangement Agreement) contain the entire understanding and agreement of the Parties and supersede any other agreement, written or oral, pertaining to the subject matter hereof and thereof.

Section 2.06 Amendments; Assignments. This Agreement may not be amended or modified other than by a written agreement executed by Pledgor, TWPG Inc. or its successors, CallRightCo or its successors and Canadian Sub or its successors, nor may any provision hereof be waived other than by a writing executed by the party against whom the waiver is to be effective; provided, that any waiver, amendment or modification of any of the provisions of this Agreement will not be effective against the Firm without the written consent of the Chief Executive Officer of TWPG Inc. or its successors, or such individual’s designee. Pledgor may not, directly or indirectly (including by operation of law), assign Pledgor’s rights or obligations hereunder without the prior written consent of the Chief Executive Officer of TWPG Inc. or its successors, or such individual’s designee, and any such assignment by Pledgor in violation of this Agreement shall be void. This Agreement shall be binding upon Pledgor’s permitted successors and assigns. Without impairing Pledgor’s obligations hereunder, any TWPG Pledgee may at any time and from time to time assign their respective rights and obligations hereunder to any of their respective subsidiaries or affiliates (and have such rights and obligations reassigned to it or to any other subsidiary or affiliate). This Agreement shall be binding upon and inure to the benefit of the Firm and its assigns.

Section 2.07 Severability. If any provision of this Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

Section 2.08 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, AND SHALL BE SUBJECT TO THE PROVISIONS OF SECTION 3.09 OF THE WESTWIND SHAREHOLDERS’ EQUITY AGREEMENT.

Section 2.09 Captions. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

THOMAS WEISEL PARTNERS
GROUP, INC.

By:
Name:
Title:

Name of Pledgor:

[Signature Page to Pledge Agreement]

TWP ACQUISITION COMPANY
(CANADA), INC.

By:
Name:
Title:

TWP HOLDINGS COMPANY
(CANADA), INC.

By:
Name:
Title:

[Signature Page to Pledge Agreement]